UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2014

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)                                 As previously reported in November 2013, Daniel P. Connealy, Senior Vice President and Chief Financial Officer of Waddell & Reed Financial, Inc. (the “Company”) announced his intention to retire from such positions with the Company upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and to continue his employment with the Company in a non-executive role through June 2014 to assist in the transition of his responsibilities.  Mr. Connealy retired as Senior Vice President and Chief Financial Officer on February 28, 2014 and as an employee of the Company on June 16, 2014.

(e)                                  On June 14, 2014, the Company’s Compensation Committee approved the vesting of Mr. Connealy’s unvested shares of restricted stock upon the execution and effectiveness of a Release of All Claims (the “Release”) by Mr. Connealy.  Mr. Connealy executed the Release on June 17, 2014.  Following a mandatory seven (7) day revocation period, it is anticipated that the Release will become effective on or about June 25, 2014, at which time Mr. Connealy’s 85,000 shares of restricted stock will vest.  Additionally, as previously reported, as an employee who has attained age 65, Mr. Connealy will be entitled to receive retirement and pension benefits, subject to the terms and conditions of the Company’s 401(k) plan and pension plan, as applicable.  The foregoing description of the Release is qualified in its entirety by reference to the Release, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01                                           FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

10.1                      Release of All Claims, dated June 17, 2014, by and between Daniel P. Connealy and Waddell & Reed Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: June 19, 2014	By:	/s/ Wendy J. Hills
Wendy J. Hills
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Release of All Claims, dated June 17, 2014, by and between Daniel P. Connealy and Waddell & Reed Financial, Inc.